Exhibit 21  Subsidiaries of Registrant

1   KT Services, Inc.                 2   KT FSC
    100% owned subsidiary                 100% owned subsidiary,
    Incorporated in the State of          a foreign sales corporation
    Washington
                                          Incorporated in Guam


3   KTI Limited                       4   Key Tronic Europe, LTD
    100% owned by Key Tronic Europe,      100% owned subsidiary
    LTD
    Incorporated in Ireland               Incorporated in the Cayman Islands


5   Key Tronic Juarez, SA de CV       6   Key Tronic China LTD
    100% owned subsidiary                 100% owned subsidiary
    Incorporated in Mexico                Incorporated in the State of
                                             Washington


7   Key Tronic Far East Pte LTD       8   Key Tronic Computer Peripherals
                                          (Shanghai) Co. LTD
    100% owned subsidiary                 100% owned subsidiary
    Incorporated in Singapore             Incorporated in Republic of China